SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       March 14, 2000 (February 28, 2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                      001-14195                  65-0723837
    --------                      ---------                  ----------
(State or Other Jurisdiction      (Commission                (IRS Employer
     of Incorporation)            File Number)               Identification No.)




                    116 Huntington Avenue
                    Boston, Massachusetts                         02116
     ---------------------------------------------------------------------------
         (Address of Principal Executive Offices)               (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets.

The following information serves to update the status of the AT&T and AirTouch transactions as previously disclosed in the January 31, 2000 Current Report on Form 8-K:

AT&T transaction - In February 2000, American Tower Corporation (the "Company") acquired 459 additional towers and paid cash consideration of approximately $43.1 million under the terms of the Purchase and Sale Agreement, dated as of September 10, 1999, by and between the Company and AT&T Corp. The Company financed the transaction through proceeds from its convertible notes.

AirTouch transaction - In February 2000, in two separate transactions, the Company leased 380 additional towers and paid total cash consideration of approximately $144.8 million under the terms of the Agreement to Sublease, dated as of August 6, 1999 by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and American Tower, L.P. ("ATLP"). The Company financed the transactions through proceeds from its convertible notes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit 10.1 Agreement to Sublease, dated as of August 6, 1999 by and among Airtouch Communications, Inc., the other parties named therein as sublessors, the Company and ATLP.*

         Exhibit 10.2          Purchase   and   Sale   Agreement, dated   as  of
                               September 10, 1999, by and between the Company and AT&T Corp., a New York corporation.**

* Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.
** Filed as  Exhibit  10.1 to the  Company's  Current  Report  on Form 8-K dated
   September 17, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN TOWER CORPORATION
                              (Registrant)


Date: March 14, 2000          By: /s/ Justin D. Benincasa
                                  Name: Justin D. Benincasa
                                  Title: Vice President and Corporate Controller